Exhibit 3.58

CERTIFICATE OF CONVERSION

OF

PANAMSAT INTERNATIONAL SALES, INC.

CONVERTING TO

PANAMSAT INTERNATIONAL SALES, LLC

(Pursuant to Section 18-214 of the Delaware Limited Liability Company Act)

THIS CERTIFICATE OF CONVERSION relates to the conversion of PanAmSat International Sales, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), into a Delaware limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act. The Company does hereby certify as follows:

FIRST:	The name of the Company is PanAmSat International Sales, Inc.

SECOND:	The Company was initially incorporated in the State of Delaware on September 4, 1997.

THIRD:	The name of the Delaware limited liability company upon conversion shall be “PanAmSat International Sales, LLC.”

FORTH:	The conversion of the Company into a Delaware limited liability company has been approved pursuant to Section 18-214 of the Delaware Limited Liability Company Act.

***

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on behalf of the Company as of this 17th day of February, 2012.

PANAMSAT INTERNATIONAL SALES, INC.

By:	/s/ Patricia Casey
Name:	Patricia Casey
Title:	Senior Vice President, General Counsel
and Secretary